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                                                                 EXHIBIT 10.11.1

                             TITAN RESOURCES, L.P.

                             DESIGNATION AGREEMENT


       THIS DESIGNATION AGREEMENT (this "Agreement"), dated as of December 11, 1995, is made by and among Titan Resources, L.P., a Texas limited partnership (the "Partnership"), Titan Resources I, Inc., a Texas corporation and the general partner of the Partnership (the "General Partner"), and First Union Corporation, a North Carolina corporation (along with its permitted successors and assigns, "First Union").


                             W I T N E S S E T H :

       WHEREAS, concurrently with the execution of this Agreement, the Partnership, the General Partner and First Union have entered into that certain Stock and Unit Purchase Agreement pursuant to which First Union shall acquire limited partnership units of the Partnership; and

       WHEREAS, Section 3.2 of the Agreement of Limited Partnership dated as of March 31, 1995, as amended, of the Partnership (the "Partnership Agreement") provides that the Partnership may enter into separate agreements to set forth the respective rights of additional Units issued by the Partnership to a Limited Partner; and

       WHEREAS, the parties hereto desire to enter into this Agreement in order to designate certain rights and privileges that pertain to the Units that First Union has acquired in the Partnership;

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, in the Stock and Unit Purchase Agreement and in the Partnership Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Partnership Agreement.

       2. Additional Definitions. The following additional terms used herein shall be defined as follows:

              "First Union Group" shall mean First Union and its affiliates to which a Permitted Transfer is made.

              "Permitted Transfer" shall mean a transfer of the Partnership interest of First Union to any person that is an affiliate of First Union; provided, however, that for the purpose of this Agreement, (i) a person shall be an "affiliate" of First Union only in the event that
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       such person directly or indirectly controls or manages, is controlled or managed by or is under common control or management with First Union.
       As used in the preceding sentence, control includes control of the management and policies of another person, whether through the ownership of voting securities, partnership interests, by contract or otherwise; and without limiting the foregoing, it shall be deemed that the ownership of more than 50% of the voting securities, partnership interests or percentage interest of another person shall be deemed to meet such control test.

              "Transfer" or "transfer" shall mean the sale, transfer, assignment, hypothecation, or other disposition, encumbrance or alienation of any interest in the Partnership (including Units), or any right or interest therein.

       3.     Special Preemptive Rights.

       (a) Notwithstanding any contrary provision of the Partnership Agreement, First Union shall have preemptive rights to acquire any (i) additional Units, (ii) classes or series thereof, (iii) options, rights, warrants or appreciation rights relating thereto, (iv) any other type of equity security that the Partnership may lawfully issue, (v) any debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), to be issued for cash such that First Union may retain its Sharing Ratio equal to that existing at the time immediately prior to the issuance of such Partnership Securities; provided, however, that First Union shall not have preemptive rights to acquire any Partnership Securities issued for cash relating to employees of the Partnership or employees of the General Partner engaged primarily in the business and affairs of the Partnership pursuant to the incentive option plan adopted by the Partnership on March 31, 1995.

       (b) The Partnership shall provide First Union with notice prior to the time that the Partnership proposes to issue additional Partnership Securities for cash consideration, which notice shall contain the terms pursuant to which the Partnership proposes to issue such additional Partnership Securities. Within ten (10) days of its receipt of such notice, First Union shall inform the Partnership whether it will waive its preemptive rights to acquire such Partnership Securities or exercise its right to acquire such additional Partnership Securities on the same terms as set forth in the Partnership's notice. Any failure of First Union to respond to the Partnership's notice within the required time period shall be deemed to be a waiver of its preemptive rights to acquire the Partnership Securities described in such notice.

       4. Special Rights of First Union to Transfer Units. Notwithstanding any contrary provision of the Partnership Agreement, subsequent to June 11, 1997, First Union may transfer its interest in the Partnership as follows:

       (a) First Union shall have the right to transfer all or any portion of its interest in the Partnership pursuant to a Permitted Transfer without complying with the other provisions of this Section 4; provided, however, that
(i) any such transferee of the Partnership interest of First Union may not become a substituted Limited Partner unless such transferee shall comply with




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the provisions of Section 5 of this Agreement, (ii) the First Union Group shall designate one person that shall receive notices and other communications from the Partnership and communicate with the Partnership regarding the Partnership's affairs, and (iii) the original Partnership interest of First Union as obtained pursuant to the Stock and Unit Purchase Agreement concurrently with the date of this Agreement shall never be owned by more than two persons (provided that the First Union Group shall be counted as one person for this purpose).

       (b) No person may make more than two transfers of its Partnership interest pursuant to this Section 4, other than Permitted Transfers. Any transferee of any portion of First Union's Partnership interest pursuant to this Section 4, other than a member of the First Union Group, may not transfer any portion of its Partnership Interest pursuant to this Section 4 unless such transfer is for all of its Partnership interest.

       (c) In the event that First Union desires to transfer all or any portion of its interest in the Partnership other than pursuant to a Permitted Transfer, First Union shall comply with the terms contained in the remainder of this Section 4. Unless First Union shall have received a "Bona Fide Offer" from an unrelated third party (as defined in Section 4(d)) and thereby elect to proceed in accordance with Section 4(d), First Union shall first offer to sell the interest in the Partnership sought to be transferred to the Partnership (the "Offer to Sell") in accordance with the terms of this Section 4(c). The Offer to Sell to the Partnership shall be in writing and shall set forth the Partnership interest of First Union proposed to be transferred (the "Subject
Interest").   For 30 days (or such longer period that First Union in its sole discretion may grant to the Partnership) from the date of the Offer to Sell (the "Expiration Date"), First Union shall provide the Partnership with the exclusive right to negotiate a mutually acceptable agreement (a "Negotiated Agreement") pursuant to which the Partnership shall purchase, and First Union shall sell, the Subject Interest proposed to be transferred. In the event that First Union and the Partnership shall reach a Negotiated Agreement with respect to the purchase of the Subject Interest prior to the Expiration Date, then the Partnership and First Union shall be obligated to proceed with a sale and purchase of such Subject Interest for the consideration and upon the other terms provided in the Negotiated Agreement in accordance with Section 4(e).

       (d) In the event that First Union and the Partnership are unable to reach a Negotiated Agreement prior to the Expiration Date, First Union shall have an unrestricted right to seek a third party purchaser of the Subject Interest, subject to the right of first refusal of the Partnership contained in this Section 4(d). In the event that First Union shall desire to transfer all or any part of its interest in the Partnership to any unrelated third party (a "Bona Fide Offer"), and First Union desires to accept such Bona Fide Offer, First Union shall, as a condition precedent to its right to do so, by notice in writing (the "Notice"), inform the Partnership of such Bona Fide Offer, the identity of the prospective party that intends to acquire the Subject Interest pursuant to the Bona Fide Offer, the Subject Interest subject to the Bona Fide Offer, the offered price for such Subject Interest (including the value that First Union in good faith places on any consideration other than cash, the manner that First Union used to obtain such value and any information that First Union has utilized to determine such value) and all other terms and conditions of such Bona Fide Offer. Within thirty (30) business days after the Partnership's





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receipt of the Notice, the Partnership shall notify First Union in writing of the Partnership's election to purchase the Subject Interest that First Union proposes to sell pursuant to the Bona Fide Offer; provided that in the event that the Bona Fide Offer shall contain consideration other than cash and the Partnership shall disagree with the value that First Union has placed on such consideration, the Partnership shall have an additional ten (10) business days to obtain a third party appraisal of the value of such consideration prior to the time that it must notify First Union as to its election. If the Partnership makes such election, the Partnership shall purchase the Subject Interest on the same terms and conditions described in the Bona Fide Offer (or for the equivalent cash amount set forth in the Notice with respect to any portion of the Bona Fide Offer that is not for cash); provided that the Partnership shall consummate such purchase of the Subject Interest within 30 days of the date that the Partnership shall notify First Union as to its election to purchase the Subject Interest or such longer period as contained in the Bona Fide Offer. If First Union does not receive the Partnership's notice of such election within the above-described time period, or, if the Partnership notifies First Union in writing that the Partnership will not make such election, First Union shall have the right to accept the Bona Fide Offer or to elect to retain the Subject Interest without any obligation to offer to transfer the subject interest upon substantially the same terms as the Bona Fide Offer. If First Union does not accept the Bona Fide Offer and retains the Subject Interest, First Union shall be required to comply with the provisions of this Section 4 prior to any transfer of the Subject Interest.

       (e) The consummation of the sale provided in a Negotiated Agreement pursuant to Section 4(c) or pursuant to the exercise of the right of first refusal in Section 4(d) (the "Closing") shall occur within the 30 day period next following the Expiration Date or such longer period of time as provided in
Section 4(d). At the time of Closing, the Partnership shall deliver the consideration as required pursuant to the Negotiated Agreement, or the Bona Fide Offer, as applicable, and First Union shall deliver or cause to be delivered to the Partnership, against receipt of such consideration, such assignments and other instruments of conveyance, warranty of title, transfer, and assignment of the Subject Interest to be conveyed hereunder, as shall be effective to vest in the Partnership good title and interest in and to such interest in the Partnership, free and clear of any and all liens, encumbrances, conditions, assessments, and restrictions. Subsequent to such Closing, First Union from time to time at the request of the Partnership and without further consideration, shall do, execute, acknowledge, and deliver, or shall cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, acquittance, transfers, conveyances, powers of attorney, and assurances as the Partnership may reasonably require more fully to convey, assign, transfer, or confirm the Partnership interest so conveyed to the Partnership.

       5. Substitution of Transferee of First Union. Notwithstanding any provision to the contrary contained in the Partnership Agreement, subsequent to June 11, 1997, any transferee of any portion of the Partnership interest of First Union may become a substituted Limited Partner if, and only if, such transferee shall comply with the following provisions:

       (a) No transfer of any Partnership interest shall be made by First Union, (i) unless in the opinion of counsel to the Partnership, such transfer would not cause the termination of the





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Partnership for federal income tax purposes under section 708 of the Internal
Revenue Code, (ii) unless waived by the General Partner an opinion is rendered to the Partnership by counsel reasonably satisfactory to the Partnership, to the effect that such transfer may be effected without registration under the Securities Act of 1933, as amended, and would not result in the violation of any applicable state securities laws, and (iii) unless waived in writing by the General Partner, if the proposed transfer would result in a person that is not a citizen of the United States having a direct interest in such Partnership interest.

       (b) No transfer of a Partnership interest shall be made by First Union if such transfer would cause, as reasonably determined by the General Partner (i) the Partnership to incur a material liability under the tax laws of any applicable federal, state, local, or foreign jurisdiction, or (ii) the Partnership to be in violation of any applicable laws.

       (c) The Partnership shall not be required to recognize any transfer of a Partnership interest until the instrument conveying such Partnership interest has been delivered to the General Partner for recordation on the books of the Partnership.

       (d) The transferor shall notify the General Partner of any transfer of a Partnership interest and provide the General Partner with such information regarding the transferee and such transfer (including the name, address, and taxpayer identification number of the transferor and transferee and the date of the transfer) as is required under section 6050K of the Internal Revenue Code (if the transfer of a Partnership interest is a sale or exchange described in section 751(a) of the Internal Revenue Code) and section 6112 of the Internal Revenue Code (relating to tax shelter investor lists) and Treasury Regulations promulgated thereunder by the Internal Revenue Service in the manner and at the time prescribed by law.

       (e) A transfer of Partnership interest by First Union in violation of any provision contained in this Agreement shall be void and ineffectual and shall not bind the Partnership or any other Partner. The transferee of First Union's Partnership interest shall pay all costs and expenses incurred by the Partnership in connection with such transfer. In the discretion of the General Partner, such costs and expenses may be collected out of revenues otherwise allocable to such transferee under this Agreement.

       (f)    First Union gives the transferee such right.

       (g) The transferee pays to the Partnership all costs and expenses incurred in connection with such substitution, which costs and expenses, in the discretion of the General Partner, may be collected out of revenues otherwise allocable to such substituted Limited Partner under this Agreement.

       (h) The transferee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may reasonably determine in its sole discretion is necessary or desirable to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement.





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       (i)    The consent of the Limited Partners shall not be required for admission to the Partnership of a substituted Limited Partner for the Partnership interest of First Union. The Partnership and the General Partner shall be entitled to treat the record owner of any Limited Partner's Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a written assignment of such Limited Partner's Partnership interest has been received and accepted by the General Partner and recorded on the books of the Partnership. In no event shall any Limited Partner's Partnership interest, or any portion thereof, be transferred to a minor or incompetent or any other person not legally qualified to become an Limited Partner hereunder, and any such attempted transfer shall be void and ineffectual and shall not bind the Partnership or the General Partner. The effective date of any transfer of Limited Partner's Partnership interest shall be the date on which all of the prerequisites to the transfer specified in this Section 5 have been met. In the case of a transfer, where the transferee does not become a substituted Limited Partner, the Partnership shall recognize such transfer not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

       6.     Regulatory Compliance Cooperation.

       (a) Before the Partnership or the General Partner redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any of its outstanding equity interests or any securities convertible into or exchangeable for any of its equity interests, the Partnership or the General Partner, as the case may be, shall give written notice of such pending action to First Union. Upon the written request of First Union made within 10 days after its receipt of any such notice stating that after giving effect to such action First Union would have a "Regulatory Problem" (as defined below), the Partnership or the General Partner, as the case may be, shall defer taking such action for such period (not to extend beyond 30 days after First Union's receipt of the original notice referred to above) as First Union requests to permit it and its affiliates to reduce the quantity of the Partnership's or General Partner's securities or other equity interests they own in order to avoid the Regulatory Problem. In addition, the Partnership or the General Partner shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which First Union would be required to take any voting securities, or any securities convertible into voting securities, unless adequate provision is made to issue nonvoting securities, otherwise identical to the voting securities being issued in connection with such transaction, to First Union at First Union's request. For purposes of this paragraph, a person shall be deemed to have a "Regulatory Problem" when such person and such person's affiliates would own, control or have power over a greater quantity of securities or other equity interests of any kind than are permitted under any requirement of any governmental authority.

       (b) Upon the written request of First Union made from time to time, First Union may designate all or a portion of its Units purchased hereunder as a non-voting interest in the Partnership, and as a result of such designation, First Union shall not thereafter participate in any vote or consent of Limited Partners of the Partnership, but only to the extent of such non-voting interest; provided, however, that no amendment to the Partnership Agreement shall, without the





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consent of First Union, enlarge the obligations of First Union under the
Partnership Agreement, and in any event any non-voting interest will also be entitled to vote or consent where a vote or consent of the Limited Partners of the Partnership is required by law in order to take any action. In all other respects the non-voting interest created hereunder, as such, will not be counted in determining the requisite percentage of Limited Partners of the Partnership required for action. For all other purposes, the non-voting status of any non-voting interest shall have no effect, and First Union shall have the same rights and obligations hereunder as though all of its Units purchased hereunder were voting interests in all respects. First Union may hold Units representing both non-voting interests and voting interests, and the status of First Union as a non-voting Limited Partner of the Partnership shall not affect its voting or other rights as they relate to any of its interests not designated as a non-voting interest. Any non-voting interest held by First Union at any time may be converted in whole or in part into voting interests at the written request of First Union. In addition to the foregoing, and notwithstanding anything to the contrary contained herein, First Union's ownership of Common Stock in the General Partner for the purpose of any vote, approval or consent or participating in a notice requiring specified action by the General Partner's shareholders (and only for such purpose) shall be deemed not to exceed 4.99%, and the excess, if any, of First Union's ownership of Common Stock in the General Partner over 4.99% shall be deemed a special class of Common Stock which is non-voting, but it is in all other respects identical to the General Partner's voting Common Stock.

       (c) The Partnership and the General Partner will grant to any subsequent holder of the Units and Common Stock purchased hereunder, upon such holder's request, the same rights granted to First Union pursuant to this
Section 6.

       7.     Miscellaneous.

       (a) Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) United States mail, (c) expedited delivery service with proof of delivery, or (d) via facsimile with confirmation of delivery, addressed to the respective addressee(s) at the address set forth in the books and records of the Partnership. Any party may change its address by giving notice in writing to the other party of its new address.

       (b) Amendment. This Agreement may be changed, modified or amended only by an instrument in writing agreed upon by the parties hereto.

       (c) Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

       (d) No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or





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default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

       (e)    Applicable Law.      This Agreement and the rights and
obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

       (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

       (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.





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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                     TITAN RESOURCES, L.P.

                                     By:  Titan Resources I, Inc., its general
                                          partner



                                     By: /s/ JACK D. HIGHTOWER
                                        ----------------------------------------
                                          Jack D. Hightower, President

                                     TITAN RESOURCES I, INC.



                                     By: /s/ JACK D. HIGHTOWER
                                        ----------------------------------------
                                          Jack D. Hightower, President


                                     FIRST UNION CORPORATION




                                     By: /s/ TED A. GARDNER
                                        ----------------------------------------